Exhibit 10.14

House leasing contract

Lessor (Chinese side) : Zijin Property Insurance Co. , Ltd. . Wuxi branch

Legal representative (or responsible person) : Shi Hongshan

Address: 10/F, Chamber of Commerce building, No. 1, Financial Eighth Street, Binhu District, Wuxi City

Tel: 0510-82703901

Lessee (Party B) : Dreamstar Wuxi Limited

Legal representative: Liu Ge

Address: 11th-12th floors, Main Building, Wuxi Chamber of Commerce building, No. 1, Finance Eighth Street, Wuxi

TEL: 13825268979

In accordance with the provisions of the Contract law of the People’s Republic of China and relevant laws and regulations, party A and party B, through equal consultation, have reached the following agreement on the lease of the leased property by party B for implementation by both parties.

Article 1 basic information on housing

The rental house is located at 1 Finance Eighth Street, Wuxi. The 11th-12th floor (hereinafter referred to as the house) of the main building of the Wuxi Chamber of Commerce is Gross leasable area 4,118.3 square meters. Housing Office, housing type for commercial office, the current roughcast room, party B needs to complete their own pre-occupancy decoration.

Both parties agree that the rental, property management fees and other related fees under the lease contract shall be calculated on the basis of the actual test Gross leasable area issued by the municipal real estate surveying an mapping agency. The final Gross leasable area shall be based on the measured area, and the rental and property management fees shall be calculated on the basis of the Gross leasable area. Both parties shall agree on the amount to be refunded and the amount to be paid less.

Article 2 the purpose of the lease

Party B undertakes to party A to lease the premises for commercial use, and to abide by the relevant provisions of the state and the city on the use of premises and property management.

Article 3 lease term

The renovation period is from 01 December 2018 to 30 June 2019

The lease term of the premises is 18 years from July 01,2019, to June  30,2019, and party a shall deliver the premises to party b in accordance with the agreed terms and conditions before December 1,2018, party B shall bear all the expenses such as water, electricity and property management fees incurred after delivery.

From December 1,2018, party B shall bear the expenses of water and electricity, property management fees, etc. .

After the expiration of the lease term, party B shall have the priority to lease the premises. If Party B continues to lease the premises, Party B shall submit a written request for lease renewal to party a one year in advance.

Party B shall return the leased premises to party a within three days after the expiration of the lease term or the early termination or termination of the contract, otherwise party B shall pay to party a the occupancy fee according to the daily rental standard of the current year, the leased property returned by party B shall conform to the normal use condition. If Party B delays to return the leased premises for 10 days, party a shall have the right to vacate the leased premises by itself. The items left by party B in the leased premises shall be deemed abandoned by party B and party a shall dispose of them by itself.

Article 4. Rent and other expenses

Both parties agree that the rent (RMB) standard (including tax) shall be as follows:

Mode of payment. Pay the rent once every three months, pay the rent to party a within 10 days before the due date, if there are special circumstances to delay the payment, must apply to party a in advance. Otherwise, in case of overdue payment, party B shall pay 0.01% of the monthly rent for each day of overdue payment. Party a shall issue a special invoice for equal value tax within 7 working days after each receipt of the rent paid by Party B.

During the lease term, party B shall bear the property management fee (standard is 16 yuan/m2/month) , water, electricity, communication, equipment and other expenses incurred in using the property. Other relevant expenses shall be borne in accordance with the agreement of the contract。

Deposit. Party A and party B agree that, within 20 working days after the signing of the contract, party B shall pay party A A a rental deposit of RMB 555969, party a shall issue a receipt for the same amount within the same day on which party B pays the deposit. Upon the expiration of the contract, party B shall pay off all the expenses and return them to party B without interest.

The account number designated by Party A:

Household name: Zijin Property Insurance Co. , Ltd. .. Wuxi Branch

Opening Bank: Agricultural Bank of China Wuxi Branch

RMB account number:

Article 5 maintenance and repair of buildings

Party a shall ensure that the building structure, equipment and facilities of the building conform to the safety conditions of construction, fire control, public security and sanitation as stipulated by relevant laws, regulations or rules, and shall not endanger personal safety; The lessee undertakes to comply with national and administrative regulations as well as property management regulations in the area where the house is located.

During the lease term, party a shall be responsible for the maintenance of the main structure of the house, the original facilities and equipment, and the public areas. Party a shall undertake the maintenance within days after receiving party B’s notice. In case of non-maintenance, party B may repair or entrust a third party to repair, and the cost shall be borne by party A.

During the lease term, party B shall be responsible for the maintenance and repair of party B’s newly decorated facilities and accessories.

Party B shall be responsible for the repair and maintenance of the premises, accessories, equipment and facilities damaged or broken due to party B’s unreasonable use. If party B refuses to carry out the maintenance, party a May carry out the maintenance for party B and the expenses shall be borne by party B.

Party B shall obtain prior written consent from party a for the fitting out or installation of additional facilities and equipment other than those attached hereto. If Party B is required to seek approval from relevant departments, party B shall submit the application to relevant departments for approval before proceeding. The supplementary facilities and equipment added by party B shall be owned by party B, and the maintenance responsibility shall be borne by party B.

If party B does not obtain or exceed the written consent of party A and requests to decorate the house or add additional facilities, party a May ask party B to restore the original condition or compensate for the relevant losses.

Article 6. Housing Restitution status

Party B shall return the premises within three days after the expiration of the term of this contract unless party a agrees to the renewal of the premises, party B shall pay the occupancy fee to party a according to the daily rent of the current year.

When party B returns the house, it shall conform to the condition of normal use. When returning the house, it shall be checked and approved by party A, and each party shall pay its own expenses. Party B may remove all the movable property it has purchased in the leased premises, and all other real estate such as interior decoration shall be owned by party a free of charge.

Article 7: subletting

Party A and party B agree that party B may sublease part or all of the leased premises to others during the lease term.

Article 8. Termination of contract

This contract may be terminated by mutual agreement of both parties.

If the performance of this contract can not be continued due to force majeure, either party shall have the right to cancel the contract in writing.

If Party A has one of the following circumstances, party B has the right to terminate the contract unilaterally:

1, late delivery of housing, after party B’s reminder more than 30 days still not delivered.。

2, the delivery of the housing serious non-compliance with the contract so that party B can not achieve the purpose of the contract.

3, do not undertake the agreed maintenance obligations for more than 15 days, resulting in party B can not use the house normally.

4, If the rent is 30 days overdue;

5, the property management fees and other fees (except rent) up to 200000.

6, Unauthorized change of use.

7, unauthorized demolition changes or damage to the main structure of the housing.

8, The use of a house for the purpose of committing a criminal offence or for the purpose of committing an act detrimental to the public interest.

Article 9 liability for breach of contract

If Party A has one of the situations stipulated in paragraph 3 of Article 8, party a shall return the deposit paid by party B, party B shall pay party b the liquidated damages and compensate party B for all losses (including, but not limited to, the actual costs of fitting-out and purchasing, and compensation for all losses caused by party B’s termination of the contract with the third party due to party A’s reliance on the contract and party B’s liability for breach of contract with the third party) .

If Party B has one of the situations stipulated in Article 8, Paragraph 4, party a will not return the deposit paid by party B. if it is not enough to make up for Party A’s loss, party A may also recover the other losses caused.

If party a needs to take back the house in advance during the lease term, party a shall notify the other party in writing 180 days in advance and pay party B the penalty according to the standard of six months’ rent of the current year, at the same time, party B will be compensated for all the losses (including but not limited to the actual costs of fitting-out and purchasing, all the losses caused by party B’s breach of contract due to party A’s rescission (termination) of the contract and party B’s expected loss of profit due to party B’s reliance on the contract signed with a third party) .

Article 10, anti-commercial bribery clause

The anti-commercial bribery clause is an essential clause of this contract and has the same legal effect as other clauses of this contract. Please read this clause carefully, agree to enter into and comply with the following anti- commercial bribery provisions with party A.

Both parties are aware and willing to strictly abide by the laws and regulations against commercial bribery in the People’s Republic of China. Both parties are aware that any form of bribery or embezzlement will violate the law and will be severely punished by the law.

Neither party a nor party B shall solicit, accept, offer or grant any benefits other than those agreed upon in the contract to the other party or to the party handling agent or other relevant personnel, including but not limited to overt, covert, cash, shopping cards, in kind, security, tourism or other non-material interests, etc. , provided that such interests are specified in the contract if they are customary or common practice in the trade.

Party a strictly forbids any commercial bribery of party A’s personnel. Any of the actions listed in the second paragraph of this article by Party A’s agent is in violation of Party A’s company system and will be punished by Party A’s company system and national laws.

Party a solemnly reminds party a that party a objects to any of the acts listed in Article 2 of this article between Party B and any third party other than party B for the purposes of this contract, such acts are in violation of national laws and will be punished by national laws.

If one party or the agent of one party violates the provisions of paragraphs 2,3 and 4 above and causes losses to the other party, he shall be liable for damages.

The term “other relevant persons” as mentioned in this article refers to persons other than the Gestor of party B who have direct or indirect interest in the contract.

Article 10 settlement of contract disputes

Disputes arising under this contract shall be settled through consultation between the parties concerned; if consultation fails, the disputes shall be settled through legal proceedings in the People’s Court where the leased premises are located.

Article 11. Other matters agreed upon

Party a guarantees that the ownership of the property is clear, and that the property has passed the design audit and completion inspection of the government fire department. If the property has a dispute over the ownership of housing or Creditor’s rights and debts, party a shall be responsible for the settlement and bear legal liabilities.

Party a shall mortgage, guarantee, transfer or otherwise create other rights in all or part of the assets of the property or any rights and interests under it to any party, party B Shall Notify Party B in advance and ensure that such other rights shall not impede party B’s operation of the property. Otherwise, party a shall be liable for breach of contract in accordance with Article 9 of this contract if the mortgagee/transferee requests party B to move out or to re-sign the contract with party B above the conditions stipulated in this contract.

Both parties shall keep confidential the contents of this contract as well as the other party’s business secrets and other information known to them in the course of performing the contract. One party promises to keep the other party’s trade secrets, and shall not disclose the other party’s business model to a third party without the other party’s permission, including, but not limited to, the other party’s management model, management structure, business information, management system, etc. ..

The obligations stipulated in this article shall remain in force after the expiration or termination of this contract, and both parties shall continue to fulfill the corresponding obligations of confidentiality.

In the course of performing the contract, one party may send all kinds of documents to the other party at:

Party a confirmed that: Wuxi Binhu District Financial Eighth Street No. 1 Chamber of Commerce Building 10 floor

Party B confirms as follows: 11th-12th floors, Main Building, Wuxi Chamber of Commerce Building, No. 1, Eighth Financial Street, Wuxi

One party shall ensure the accuracy of the address to which it is addressed, and the other party shall consider the relevant documents sent to the above address as received when they are sent. If a party fails to notify the other party of the change of address in time, the adverse consequences arising therefrom shall be borne by the party who fails to notify the other party in time.

The contract shall come into force after being signed and sealed by both parties. This contract (and its appendices) is in one copy, in which party A holds three copies and party B holds three copies.

After the signing of this contract, the lessor and Shenzhen Dream Star Technology Co. , Ltd. (the original company name: Shenzhen Skyscraper Star Business Incubator Co. , Ltd.) signed on the housing “rough lease contract” self-termination, no responsibility for each other.

Shenzhen Dream Star Technology Co. , Ltd. (original name: Shenzhen Sky Star Business Incubator Co. , Ltd.) is still jointly and severally liable to party B, Wuxi Dream Star Zhongchuang Space Co. , Ltd. for fulfilling the obligations under this contract.

After the entry into force of this contract, both parties shall amend or supplement the contents of this contract in writing as an annex to this contract. The appendix and this contract have the same legal effect.

Third Party: Shenzhen Dream Star Technology Co. , Ltd.

Legal representative: Li Xiaohua

Address: 39F, Diwang Building, 5002 Shennan East Road, Luohu District, Shenzhen

Tel: 0755-22900575